Exhibit 99.1

Teradyne Reports Fourth Quarter and Fiscal Year 2021 Results

•	Revenue of $885 million in Q4’21, growth of 17% from Q4’20

•	Full year 2021 revenue grew 19%, GAAP EPS grew 30%, Non-GAAP EPS grew 29% from 2020

•	Test Revenue grew 16% in Q4’21 from Q4’20, 17% in FY’21

•	Universal Robots Revenue grew 22% in Q4’21 from Q4’20, 41% in FY’21

•	MiR Revenue grew 46% in Q4’21 from Q4’20, 42% in FY’21

•	Quarterly dividend increased 10% to $0.11

•	Expect to repurchase a minimum of $750 million in shares in 2022

	Q4’21	Q4’20	Q3’21	FY 2021	FY 2020
Revenue (mil)	$885	$759	$951	$3,703	$3,121
GAAP EPS	$1.29	$1.05	$1.41	$5.56	$4.28
Non-GAAP EPS	$1.37	$1.10	$1.59	$5.98	$4.62

NORTH READING, Mass. – January 26, 2022 – Teradyne, Inc. (NASDAQ: TER) reported revenue of $885 million for the fourth quarter of 2021 of which $592 million was in Semiconductor Test, $127 million in System Test, $52 million in Wireless Test and $113 million in Industrial Automation (IA). GAAP net income for the fourth quarter was $230.3 million or $1.29 per diluted share. On a non-GAAP basis, Teradyne’s net income in the fourth quarter was $238.4 million, or $1.37 per diluted share, which excluded acquired intangible asset amortization, restructuring and other charges, losses on convertible debt conversions, and included the related tax impact on non-GAAP adjustments.

“Both our test and industrial automation businesses delivered another quarter of double-digit revenue growth compared with the year ago period,” said CEO and President Mark Jagiela. “2021 was a remarkable year for Teradyne as we increased annual sales by 19% and grew non-GAAP earnings per share by 29%, capping a five year stretch where revenue and earnings grew at an annual compounded rate of 16% and 32% respectively. Significantly, our Universal Robots and MiR businesses are seeing high demand which drove greater than 40% growth in 2021.

“We enter 2022 with strong long-term test and automation demand trends in place and we’ve increased the mid-point of the revenue and non-GAAP earnings per share estimates in our 2024 earnings model to $4.9 billion and $8.00 respectively. However, in 2022, we expect a slower technology transition in one of our major end markets to result in lower System-on-a Chip test demand for Teradyne before accelerating again during the ramp of 3nm production in 2023. In Industrial Automation, we expect high growth to continue in 2022 on the strength of favorable global economic trends and the powerful value our automation products provide to customers.”

Teradyne’s Board of Directors declared a 10% increase in the quarterly cash dividend to $0.11 per share, payable on March 18, 2022 to shareholders of record as of the close of business on February 18, 2022. The company also expects to repurchase a minimum of $750 million of its common stock in 2022.

Guidance for the first quarter of 2022 is revenue of $700 million to $770 million, with GAAP net income of $0.71 to $0.93 per diluted share and non-GAAP net income of $0.76 to $0.98 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization, non-cash convertible debt interest and includes the related tax impact on non-GAAP adjustments.

Webcast

A conference call to discuss the fourth quarter results, along with management’s business outlook, will follow at 8:30 a.m. ET, Thursday, January 27. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. Presentation materials will be available starting at 8:30 a.m. ET. A replay will be available on the Teradyne website at www.teradyne.com/investors.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude losses on convertible debt conversions, acquired intangible assets amortization, non-cash convertible debt interest, pension actuarial gains and losses, discrete income tax adjustments, fair value inventory step-up, and restructuring and other, and includes the related tax impact on non-GAAP adjustments. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations as a percentage of revenue, non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP gross margin excludes fair value inventory step-up. GAAP requires that this item be included in determining gross margin. Non-GAAP gross margin dollar amount and percentage are non-GAAP performance measures that management believes provide useful supplemental information for management and the investor. Management uses non-GAAP gross margin as a performance measure for Teradyne’s current core business and future outlook and for comparison with Teradyne’s business plan, historical gross margin results and the gross margin results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investor Relations” and then selecting “Financials” and the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NASDAQ:TER) brings high-quality innovations such as smart devices, life-saving medical equipment and data storage systems to market, faster. Its advanced test solutions for semiconductors, electronic systems, wireless devices and more ensure that products perform as they were designed. Its Industrial Automation offerings include collaborative and mobile robots that help manufacturers of all sizes improve productivity and lower costs. In 2021, Teradyne had revenue of $3.7 billion and today employs over 5,800 people worldwide. For more information, visit teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding Teradyne’s future business prospects, the impact of the COVID-19 pandemic, results of operations, market conditions, earnings per share, supply chain impact on the business, customer sales expectations, the payment of a quarterly dividend, the repurchase of Teradyne common stock pursuant to a share repurchase program, and the impact of U.S. and Chinese export and tariff laws. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance, events, customer sales, supply chain improvement, earnings per share, use of cash, payment of dividends, repurchases of common stock, payment of the senior convertible notes, the impact of the COVID-19 pandemic, or the impact of U.S. and Chinese export and tariff laws. There can be no assurance that management’s estimates of Teradyne’s future results or other forward-looking statements will be achieved. Specifically, Teradyne’s 2024 earnings model is aspirational and includes many assumptions. There can be no assurance that these assumptions will be accurate or that model results will be achieved. As set forth below, there are many factors that could cause our 2024 earnings model and actual results to differ materially from those presently expected. Additionally, the current dividend and share repurchase programs may be modified, suspended or discontinued at any time.

On May 16, 2019, Huawei and 68 of its affiliates, including HiSilicon, were added to the U.S. Department of Commerce Entity List under U.S. Export Administration Regulations (the “EAR”). This action by the U.S. Department of Commerce imposed new export licensing requirements on exports, re-exports, and in-country transfers of all U.S.—regulated products, software and technology to the designated Huawei entities.

On August 17, 2020, the U.S. Department of Commerce published final regulations expanding the scope of the U.S. EAR to include additional products that became subject to export restrictions relating to Huawei entities including HiSilicon. These new regulations restrict the sale to Huawei and the designated Huawei entities of certain non-

U.S. made items, such as semiconductor devices, manufactured for or sold to Huawei entities including HiSilicon under specific, detailed conditions set forth in the new regulations. These new regulations have negatively impacted our sales to Huawei, HiSilicon and their suppliers. Teradyne is taking appropriate actions, including filing for licenses with the U.S. Department of Commerce. However, Teradyne cannot be certain that the actions it takes will mitigate the risks associated with the new export controls that impact its business. It is uncertain the extent these new regulations and any other additional regulations that may be implemented by the U.S. Department of Commerce or other government agency may have on Teradyne’s business and financial results.

On April 28, 2020, the U.S. Department of Commerce published new export control regulations for certain U.S. products and technology sold to military end users or for military end-use in China, Russia and Venezuela. The definition of military end user is broad. The regulations went into effect on June 29, 2020. In December 2020, the U.S. Department of Commerce issued a list of companies in China and other countries that it considered to be military end users. Teradyne does not expect that compliance with the new export controls will significantly impact its ability to sell products to its customers in China or to manufacture products in China. The new export controls, however, could disrupt the Company’s supply chain, increase compliance costs and impact the demand for the Company’s products in China and, thus, have a material adverse impact on Teradyne’s business, financial condition or results of operations. In addition, while the Company maintains an export compliance program, its compliance controls could be circumvented, exposing the Company to legal liabilities. Teradyne continues to assess the impact of the new export controls on its business and operations and take appropriate actions, including filing for licenses with the U.S. Department of Commerce, to minimize any disruption. However, Teradyne cannot be certain that the actions it takes will mitigate all the risks associated with the export controls that may impact its business.

In response to the regulations issued by the U.S. Department of Commerce, the Chinese government has passed new laws that may impact Teradyne’s business activities in China. The Company continues to assess the potential impact of these new Chinese laws and to monitor relevant laws and regulations issued by the Chinese government.

The global pandemic of the novel strain of the coronavirus (COVID-19) has resulted in authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, government vaccination mandates and other government regulations. These measures have impacted and may further impact Teradyne’s workforce and operations, the operations of its customers, and those of its contract manufacturers and suppliers. As Teradyne implements measures to comply with additional regulations, the Company may experience increased compliance costs, increased risk of non-compliance and increased risk of employee attrition.

The COVID-19 pandemic has adversely impacted the Company’s results of operations, including increased costs company-wide and constraints within the Company’s supply chain. The Company cannot accurately estimate the amount of the impact on Teradyne’s 2021 financial results and to its future financial results. The COVID-19 outbreak has significantly increased economic and demand uncertainty in Teradyne’s markets. This uncertainty resulted in a significant decrease in demand for certain Teradyne products and could continue to impact demand for an uncertain period of time. The spread of COVID-19 has caused Teradyne to modify its business practices (including employee travel, employees working remotely, and cancellation of in person participation in meetings, events and conferences) and the Company may take further actions as may be required by government authorities or that it determines are in the best interests of its employees, customers, contract manufacturers and suppliers. There is uncertainty that such measures will be sufficient to mitigate the risks posed by the virus, and Teradyne’s ability to perform critical functions could be impacted. The degree to which COVID-19 continues to impact Teradyne’s results will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and continued spread of the virus, its severity, the actions to contain the virus or the availability and impact of vaccines in countries where the Company does business, and how quickly and to what extent normal economic and operating conditions can resume.

Important factors that could cause actual results, the 2024 earnings model, earnings per share, use of cash, dividend payments, repurchases of common stock, or payment of the senior convertible notes to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand from one or more significant customers; development, delivery and acceptance of new products; the ability to grow the Industrial Automation business; increased research and development spending; deterioration of Teradyne’s financial condition; the continued impact of the COVID-19 pandemic and related government responses on the market and demand for Teradyne’s products, on its contract manufacturers and supply chain, and on its workforce; the impact of the global semiconductor supply shortage on our supply chain and contract manufacturers; the consummation and success of any mergers or acquisitions; demand for products by the Company’s largest customers; unexpected cash needs; insufficient cash flow to make required payments and pay the principal amount on the senior convertible notes; the business judgment of the board of directors that a declaration of a dividend or the repurchase of common stock is not in the company’s best interests; additional U.S. tax regulations or IRS guidance; the impact of any tariffs or export controls imposed in the U.S. or China; compliance with trade protection measures or export restrictions; the impact of U.S. Department of Commerce or other government agency regulations relating to Huawei, HiSilicon and other customers or potential customers; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” sections of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Quarterly Report on Form 10-Q for the fiscal quarter ended October 3, 2021. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR FOURTH FISCAL QUARTER OF 2021

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended			Twelve Months Ended
	December 31, 2021	October 3, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net revenues	$885,047	$950,501	$758,968	$3,702,881	$3,121,469
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (1)	357,998	379,500	309,179	1,496,225	1,335,728

Gross profit	527,049	571,001	449,789	2,206,656	1,785,741
Operating expenses:
Selling and administrative	142,747	134,829	124,279	547,559	464,769
Engineering and development	109,965	107,220	100,795	427,609	374,964
Acquired intangible assets amortization	5,163	5,355	5,752	21,456	30,803
Restructuring and other (2)	4,738	1,197	(15,117)	1,312	(13,202)

Operating expenses	262,613	248,601	215,709	997,936	857,334
Income from operations	264,436	322,400	234,080	1,208,720	928,407
Interest and other expense (3)	1,256	24,645	11,155	39,765	27,392

Income before income taxes	263,180	297,755	222,925	1,168,955	901,015
Income tax provision	32,896	41,037	26,595	148,122	116,868

Net income	$230,284	$256,718	$196,330	$1,020,833	$784,147

Net income per common share:
Basic	$1.41	$1.56	$1.18	$6.19	$4.72

Diluted	$1.29	$1.41	$1.05	$5.56	$4.28

Weighted average common shares—basic	162,769	164,583	166,085	164,960	166,120

Weighted average common shares—diluted (4)	178,020	181,987	186,837	183,625	183,042

Cash dividend declared per common share	$0.10	$0.10	$0.10	$0.40	$0.40

(1) Cost of revenues includes:	Quarter Ended			Twelve Months Ended
	December 31, 2021	October 3, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Provision for excess and obsolete inventory	$3,700	$8,149	$4,418	$15,475	$17,534
Sale of previously written down inventory	(434)	(824)	(593)	(2,477)	(2,315)
Inventory step-up	—	—	17	—	376

	$3,266	$7,325	$3,842	$12,998	$15,595

(2) Restructuring and other consists of:	Quarter Ended			Twelve Months Ended
	December 31, 2021	October 3, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Employee severance	$284	$617	$1,089	$1,525	$2,309
Acquisition related expenses and compensation	174	275	(902)	488	2,516
Contingent consideration fair value adjustment	—	—	(15,304)	(7,227)	(23,271)
Other	4,280	305	—	6,526	5,244

	$4,738	$1,197	$(15,117)	$1,312	$(13,202)

(3) Interest and other expense includes:	Quarter Ended			Twelve Months Ended
	December 31, 2021	October 3, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Loss on convertible debt conversions	$3,431	$20,153	$—	$28,828	$—
Non-cash convertible debt interest	1,166	2,262	3,674	10,286	14,426
Pension actuarial (gains) losses	(1,590)	—	7,694	(2,217)	10,284

	$3,007	$22,415	$11,368	$36,897	$24,710

(4)

Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended December 31, 2021, October 3, 2021 and December 31, 2020, 3.4 million, 6.5 million and 10.0 million shares, respectively, have been included in diluted shares. For the twelve months ended December 31, 2021 and December 31, 2020, 7.4 million and 8.5 million shares, respectively, have been included in diluted shares. For the quarters ended December 31, 2021, October 3, 2021 and December 31, 2020, diluted shares also included 10.5 million, 9.8 million and 8.9 million shares, respectively, from the convertible note hedge transaction. For the twelve months ended December 31, 2021 and December 31, 2020, diluted shares included 10.0 million and 7.0 million shares, respectively, from the convertible note hedge transaction.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	December 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$1,122,199	$914,121
Marketable securities	244,231	522,280
Accounts receivable, net	550,749	497,506
Inventories, net	243,330	222,189
Prepayments and other current assets	415,718	259,338

Total current assets	2,576,227	2,415,434
Property, plant and equipment, net	387,240	394,800
Operating lease right-of-use assets, net	68,807	54,569
Marketable securities	133,858	117,980
Deferred tax assets	100,672	87,913
Retirement plans assets	15,110	17,468
Other assets	24,096	9,384
Acquired intangible assets, net	75,635	100,939
Goodwill	426,024	453,859

Total assets	$3,807,669	$3,652,346

Liabilities
Accounts payable	$153,133	$133,663
Accrued employees’ compensation and withholdings	253,667	220,321
Deferred revenue and customer advances	146,185	134,662
Other accrued liabilities	116,187	77,581
Operating lease liabilities	19,977	20,573
Income taxes payable	88,789	80,728
Current debt	19,182	33,343

Total current liabilities	797,120	700,871
Retirement plans liabilities	151,141	151,140
Long-term deferred revenue and customer advances	54,921	58,359
Long-term contingent consideration	—	7,227
Long-term other accrued liabilities	15,497	19,352
Deferred tax liabilities	6,327	10,821
Long-term operating lease liabilities	56,178	42,073
Long-term income taxes payable	67,041	74,930
Debt	89,244	376,768

Total liabilities	1,237,469	1,441,541

Mezzanine equity	1,512	3,787
Shareholders’ equity	2,568,688	2,207,018

Total liabilities, convertible common shares and shareholders’ equity	$3,807,669	$3,652,346

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Cash flows from operating activities:
Net income	$230,284	$196,330	$1,020,833	$784,147
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	23,207	22,008	91,073	80,119
Stock-based compensation	10,994	11,878	45,643	44,906
Amortization	6,786	10,047	34,412	46,624
Provision for excess and obsolete inventory	3,700	4,418	15,475	17,534
Loss on convertible debt conversions	3,431	—	28,828	—
Deferred taxes	(4,802)	(11,141)	(15,534)	(15,688)
Gains on investments	(1,660)	(4,383)	(6,410)	(7,898)
Retirement plans actuarial (gains) losses	(1,590)	7,694	(2,217)	10,284
Contingent consideration fair value adjustment	—	(15,304)	(7,227)	(23,271)
Other	28	810	271	1,557
Changes in operating assets and liabilities:
Accounts receivable	45,521	92,564	(57,778)	(129,451)
Inventories	(15,448)	(25,436)	6,495	(8,438)
Prepayments and other assets	(37,282)	(23,667)	(175,846)	(64,418)
Accounts payable and other liabilities	56,435	(8,390)	121,499	73,167
Deferred revenue and customer advances	1,174	3,385	9,873	39,974
Retirement plans contributions	(1,282)	(1,498)	(5,405)	(5,382)
Income taxes	11,787	1,109	(5,619)	25,169

Net cash provided by operating activities	331,283	260,424	1,098,366	868,935

Cash flows from investing activities:
Purchases of property, plant and equipment	(29,310)	(38,105)	(132,472)	(184,977)
Purchases of marketable securities	(152,311)	(411,768)	(661,781)	(900,196)
Proceeds from maturities of marketable securities	88,871	170,271	660,148	479,678
Proceeds from sales of marketable securities	57,029	2,395	266,466	35,006
Purchase of investment	—	—	(12,000)	149
Proceeds from life insurance	—	—	—	546

Net cash (used for) provided by investing activities	(35,721)	(277,207)	120,361	(569,794)

Cash flows from financing activities:
Payments of convertible debt principal	(40,993)	—	(342,990)	—
Repurchase of common stock	(193,820)	—	(600,000)	(88,465)
Dividend payments	(16,266)	(16,612)	(65,977)	(66,482)
Payments related to net settlement of employee stock compensation awards	(258)	(279)	(32,303)	(23,014)
Issuance of common stock under stock purchase and stock option plans	96	1,999	32,686	28,527
Payments of contingent consideration	—	—	—	(8,852)

Net cash used for financing activities	(251,241)	(14,892)	(1,008,584)	(158,286)

Effects of exchange rate changes on cash and cash equivalents	(1,576)	616	(2,065)	(658)

Increase (decrease) in cash and cash equivalents	42,745	(31,059)	208,078	140,197
Cash and cash equivalents at beginning of period	1,079,454	945,180	914,121	773,924

Cash and cash equivalents at end of period	$1,122,199	$914,121	$1,122,199	$914,121

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	December 31, 2021	% of Net Revenues			October 3, 2021	% of Net Revenues			December 31, 2020	% of Net Revenues
Net revenues	$885.0				$950.5				$759.0
Gross profit GAAP	$527.0	59.5%			$571.0	60.1%			$449.8	59.3%

Gross profit non-GAAP	$527.0	59.5%			$571.0	60.1%			$449.8	59.3%
Income from operations—GAAP	$264.4	29.9%			$322.4	33.9%			$234.1	30.8%
Restructuring and other (1)	4.7	0.5%			1.2	0.1%			(15.1)	-2.0%
Acquired intangible assets amortization	5.2	0.6%			5.4	0.6%			5.8	0.8%
Equity modification charge	—	—			—	—			0.8	0.1%

Income from operations - non-GAAP	$274.3	31.0%			$329.0	34.6%			$225.6	29.7%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	December 31, 2021	% of Net Revenues	Basic	Diluted	October 3, 2021	% of Net Revenues	Basic	Diluted	December 31, 2020	% of Net Revenues	Basic	Diluted
Net income—GAAP	$230.3	26.0%	$1.41	$1.29	$256.7	27.0%	$1.56	$1.41	$196.3	25.9%	$1.18	$1.05
Restructuring and other (1)	4.7	0.5%	0.03	0.03	1.2	0.1%	0.01	0.01	(15.1)	-2.0%	(0.09)	(0.08)
Acquired intangible assets amortization	5.2	0.6%	0.03	0.03	5.4	0.6%	0.03	0.03	5.8	0.8%	0.03	0.03
Loss on convertible debt conversions (2)	3.4	0.4%	0.02	0.02	20.2	2.1%	0.12	0.11	—	—	—	—
Interest and other (2)	1.2	0.1%	0.01	0.01	2.3	0.2%	0.01	0.01	3.7	0.5%	0.02	0.02
Pension mark-to-market adjustment (2)	(1.6)	-0.2%	(0.01)	(0.01)	—	—	—	—	7.7	1.0%	0.05	0.04
Equity modification charge	—	—	—	—	—	—	—	—	0.8	0.1%	0.00	0.00
Exclude discrete tax adjustments	(6.5)	-0.7%	(0.04)	(0.04)	(5.9)	-0.6%	(0.04)	(0.03)	(2.1)	-0.3%	(0.01)	(0.01)
Non-GAAP tax adjustments	1.7	0.2%	0.01	0.01	(1.3)	-0.1%	(0.01)	(0.01)	(3.9)	-0.5%	(0.02)	(0.02)
Convertible share adjustment (3)	—	—	—	0.03	—	—	—	0.06	—	—	—	0.06

Net income—non-GAAP	$238.4	26.9%	$1.46	$1.37	$278.6	29.3%	$1.69	$1.59	$193.2	25.5%	$1.16	$1.10

GAAP and non-GAAP weighted average common shares—basic	162.8				164.6				166.1
GAAP weighted average common shares—diluted	178.0				182.0				186.8
Exclude dilutive shares related to convertible note transaction	(3.4)				(6.5)				(10.0)

Non-GAAP weighted average common shares—diluted	174.6				175.5				176.8

(1) Restructuring and other consists of:

	Quarter Ended
	December 31, 2021				October 3, 2021				December 31, 2020
Employee severance	$0.3				$0.6				$1.1
Acquisition related expenses and compensation	0.2				0.3				(0.9)
Contingent consideration fair value adjustment	—				—				(15.3)
Other	4.3				0.3				—

	$4.7				$1.2				$(15.1)

(2)

For the quarters ended December 31, 2021, October 3, 2021, and December 31, 2020, Interest and other includes non-cash convertible debt interest expense. For the quarters ended December 31, 2021 and October 3, 2021, adjustment to exclude loss on convertible debt conversions. For the quarters ended December 31, 2021 and December 31, 2020, adjustments to exclude actuarial (gain) loss recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(3)

For the quarters ended December 31, 2021, October 3, 2021, and December 31, 2020, the non-GAAP diluted EPS calculation adds back $0.4 million, $0.5 million, and $1.7 million, respectively, of convertible debt interest expense to non-GAAP net income, and non-GAAP weighted average diluted common shares include 10.5 million, 9.8 million and 8.9 million shares, respectively, from the convertible note hedge transaction.

	Twelve Months Ended
	December 31, 2021	% of Net Revenues			December 31, 2020	% of Net Revenues
Net Revenues	$3,702.9				$3,121.5
Gross profit GAAP	$2,206.7	59.6%			$1,785.7	57.2%
Inventory step-up	—	—			0.4	0.0%

Gross profit non-GAAP	$2,206.7	59.6%			$1,786.1	57.2%
Income from operations—GAAP	$1,208.7	32.6%			$928.4	29.7%
Acquired intangible assets amortization	21.5	0.6%			30.8	1.0%
Restructuring and other (1)	1.3	0.0%			(13.2)	-0.4%
Inventory step-up	—	—			0.4	0.0%
Equity modification charge	—	—			0.8	0.0%

Income from operations—non-GAAP	$1,231.5	33.3%			$947.2	30.3%

			Net Income per Common Share				Net Income per Common Share
	December 31, 2021	% of Net Revenues	Basic	Diluted	December 31, 2020	% of Net Revenues	Basic	Diluted
Net income—GAAP	$1,020.8	27.6%	$6.19	$5.56	$784.1	25.1%	$4.72	$4.28
Acquired intangible assets amortization	21.5	0.6%	0.13	0.12	30.8	1.0%	0.19	0.17
Restructuring and other (1)	1.3	0.0%	0.01	0.01	(13.2)	-0.4%	(0.08)	(0.07)
Interest and other (2)	10.3	0.3%	0.06	0.06	14.4	0.5%	0.09	0.08
Loss on convertible debt conversions (2)	28.8	0.8%	0.17	0.16	—	—	—	—
Pension mark-to-market adjustment (2)	(2.2)	-0.1%	(0.01)	(0.01)	10.3	0.3%	0.06	0.06
Inventory step-up	—	—	—	—	0.4	0.0%	0.00	0.00
Equity modification charge	—	—	—	—	0.8	0.0%	0.00	0.00
Exclude discrete tax adjustments	(28.6)	-0.8%	(0.17)	(0.16)	(15.2)	-0.5%	(0.09)	(0.08)
Non-GAAP tax adjustments	(1.5)	0.0%	(0.01)	(0.01)	(11.9)	-0.4%	(0.07)	(0.07)
Convertible share adjustment (3)	—	—	—	0.24	—	—	—	0.25

Net income—non-GAAP	$1,050.4	28.4%	$6.37	$5.98	$800.5	25.6%	$4.82	$4.62

GAAP and non-GAAP weighted average common shares—basic	165.0				166.1
GAAP weighted average common shares—diluted	183.6				183.0
Exclude dilutive shares from convertible note	(7.4)				(8.5)

Non-GAAP weighted average common shares—diluted	176.2				174.5

(1) Restructuring and other consists of:

	Twelve Months Ended
	December 31, 2021				December 31, 2020
Employee severance	$1.5				$2.3
Acquisition related expenses and compensation	0.5				2.5
Contingent consideration fair value adjustment	(7.2)				(23.3)
Other	6.5				5.2

	$1.3				$(13.2)

(2)   For the twelve months ended December 31, 2021 and December 31, 2020, Interest and other included non-cash convertible debt interest expense. For the twelve months ended December 31, 2021, adjustment to exclude loss on convertible debt conversions. For the twelve months ended December 31, 2021 and December 31, 2020, adjustments to exclude actuarial (gain) loss recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(3)   For the twelve months ended December 31, 2021 and December 31, 2020, the non-GAAP diluted EPS calculation adds back $3.7 million and $6.8 million, respectively, of convertible debt interest expense to non-GAAP net income and non-GAAP weighted average diluted common shares include 10.0 million and 7.0 million shares, respectively, related to the convertible debt hedge transaction.

GAAP to Non-GAAP Reconciliation of First Quarter 2022 guidance:

GAAP and non-GAAP first quarter revenue guidance:		$700 million	to	$770 million
GAAP net income per diluted share		$0.71		$0.93
Exclude acquired intangible assets amortization		0.03		0.03
Exclude non-cash convertible debt interest		0.01		0.01
Tax effect of non-GAAP adjustments		(0.01)		(0.01)
Convertible share adjustment		0.01		0.02

Non-GAAP net income per diluted share		$0.76		$0.98

GAAP to Non-GAAP Reconciliation of Twelve Months 2016:
	Twelve Months Ended
		Net (Loss) Income per Common Share
	December 31, 2016	Diluted
Net loss—GAAP	$(43.4)	$(0.21)
Goodwill impairment (1)	254.9	1.25
Acquired intangible assets impairment (1)	83.3	0.41
Acquired intangible assets amortization	52.6	0.26
Restructuring and other (2)	21.9	0.11
Pension mark-to-market adjustments (3)	(3.2)	(0.02)
Interest and other (4)	0.6	0.00
Exclude discrete tax adjustments (5)	(4.5)	(0.02)
Tax effect of non-GAAP adjustments	(53.3)	(0.26)

Net income—non-GAAP	$308.9	$1.51

GAAP and non-GAAP weighted average common shares—basic	202.6
GAAP weighted average common shares—diluted	202.6
Include dilutive shares	1.8

Non-GAAP weighted average common shares—diluted	204.4

(1) Goodwill and acquired intangible assets impairment related to Teradyne’s Wireless Test business segment.

(2) Restructuring and other consists of:

	Twelve Months Ended
	December 31, 2016
Contingent consideration fair value adjustment	$15.9
Employee severance	6.0
Impairment of fixed assets and expenses related to Japan earthquake	5.4
Property insurance recovery	(5.4)

	$21.9

(3)   Actuarial (gains) losses recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(4)   For the year ended December 31, 2016, Interest and other included non-cash convertible debt interest expense.

(5)   For the year ended December 31, 2016, adjustment to exclude discrete income tax items and an adjustment to treat Wireless Test business segment goodwill and intangible assets impairments as discrete tax items.

GAAP to Non-GAAP Reconciliation of 2024 Earnings Model:

	Mid Point of 2024 Earnings Model
		Net Income per Common Share
	December 31, 2024	Diluted
Net Income—GAAP	$1,321.3	$7.90
Acquired intangible assets amortization	19.5	0.12
Tax effect of non-GAAP adjustment	(3.3)	(0.02)

Net income—non-GAAP	$1,337.5	$8.00

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact: Teradyne, Inc.

Andy Blanchard 978-370-2425

Vice President of Corporate Relations